
                                 EXHIBIT 11


                  CHEMED CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                         IN ANNUAL REPORT ON FORM 10-K
                      (in thousands except per share data)

===============================================================================
                                                                  1993
                                                        -----------------------
                                                            Income
                                                              from
                                                        Continuing
                                                        Operations   Net Income
- -------------------------------------------------------------------------------

 Computation of Earnings per Common
 and Common Equivalent Share: (a)
 Reported income.....................................   $  17,142    $  19,480
                                                       ==========   ==========
 Average number of shares used to compute
  earnings per common share..........................       9,778        9,778
 Effect of unexercised stock options.................          52           52
                                                       ----------   ----------
 Average number of shares used to compute
  earnings per common and common equivalent share....   $   9,830    $   9,830
                                                       ==========   ==========
 Earnings per common and common
  equivalent share...................................   $    1.74    $    1.98
                                                       ==========   ==========
 Computation of Earnings per Common
 Share Assuming Full Dilution: (a)
 Reported income....................................    $  17,142    $  19,480
                                                       ==========   ==========
 Average number of shares used to compute
  earnings per common share..........................       9,778        9,778
 Effect of unexercised stock options.................          59           59
                                                       ----------   ----------
 Average number of shares used to compute
  earnings per common share assuming full dilution...       9,837        9,837
 Earnings per share                                    ==========   ==========
  assuming full dilution.............................   $    1.74    $    1.98
                                                       ==========   ==========

- -------------------
(a) This calculation is submitted in accordance with Regulation S-K
    Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.



                                   EXHIBIT 11
                                  (continued)

                  CHEMED CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                         IN ANNUAL REPORT ON FORM 10-K
                      (in thousands except per share data)

===============================================================================
                                                                  1992
                                                        -----------------------
                                                            Income
                                                              from
                                                        Continuing
                                                        Operations   Net Income
- -------------------------------------------------------------------------------
 Computation of Earnings per Common
 and Common Equivalent Share: (a)
 Reported income.....................................   $  14,251    $  15,651
                                                        =========    =========
 Average number of shares used to compute
  earnings per common share..........................       9,803        9,803
 Effect of unexercised stock options.................          41           41
                                                        ---------    ---------
 Average number of shares used to compute
  earnings per common and common equivalent share....   $   9,844    $   9,844
                                                        =========    =========
 Earnings per common and common
  equivalent share...................................   $    1.45    $    1.59
                                                        =========    =========

 Computation of Earnings per Common
 Share Assuming Full Dilution: (a)
 Reported income....................................    $  14,251    $  15,651
                                                        =========    =========
 Average number of shares used to compute
  earnings per common share..........................       9,803        9,803
 Effect of unexercised stock options.................          48           48
                                                        ---------    ---------
 Average number of shares used to compute
  earnings per common share assuming full dilution...       9,851        9,851
 Earnings per share                                     =========    =========
  assuming full dilution.............................   $    1.45    $    1.59
                                                        =========    =========


- ------------------
(a) This calculation is submitted in accordance with Regulation S-K
    Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.



                                   EXHIBIT 11
                                  (continued)

                  CHEMED CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATIONS OF EARNINGS PER COMMON SHARE AS SHOWN
                         IN ANNUAL REPORT ON FORM 10-K
                      (in thousands except per share data)

===============================================================================
                                                                  1991
                                                        -----------------------
                                                            Income
                                                              from
                                                        Continuing
                                                        Operations   Net Income
- -------------------------------------------------------------------------------
 Computation of Earnings per Common
 and Common Equivalent Share: (a)
 Reported income.....................................   $  11,037    $  52,967
                                                        =========    =========
 Average number of shares used to compute
  earnings per common share..........................      10,059       10,059
 Effect of unexercised stock options.................           5            5
                                                        ---------    ---------
 Average number of shares used to compute
  earnings per common and common equivalent share....   $  10,064    $  10,064
                                                        =========    =========
 Earnings per common and common
  equivalent share...................................   $    1.10    $    5.26
                                                        =========    =========

 Computation of Earnings per Common
 Share Assuming Full Dilution: (a)
 Reported income....................................    $  11,037    $  52,967
                                                        =========    =========
 Average number of shares used to compute
  earnings per common share..........................      10,059       10,059
 Effect of unexercised stock options.................          36           36
                                                        ---------    ---------
 Average number of shares used to compute
  earnings per common share assuming full dilution...      10,095       10,095
 Earnings per share                                     =========    =========
  assuming full dilution.............................   $    1.09    $    5.25
                                                        =========    =========


- ------------------
(a) This calculation is submitted in accordance with Regulation S-K
    Item 601(b)(11) although not required by APB Opinion No. 15 because it results in dilution of less than 3%.
